UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

On September 2, 2016, Guaranty Bancorp (the “Company”) held a special meeting of stockholders. The proposals voted on at the special meeting and the final voting results are as follows:

1) Proposal 1.  The proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of March 16, 2016, by and between the Company and Home State Bancorp, as such agreement may be amended from time to time and the transactions contemplated thereby(such transactions, the “Merger”) was approved by the following vote:

For	Against	Abstain	Non-Votes
17,770,501	10,810	64,091	1,247,640

2) Proposal 2.  The proposal to approve and adopt an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s voting common stock from 28,750,000 shares to 38,750,000 shares was approved by the following vote:

For	Against	Abstain
18,028,531	1,047,710	16,801

3) Proposal 3. The proposal to approve the issuance of Company common stock in the Merger was approved by the following vote:

For	Against	Abstain	Non-Votes
17,748,320	22,705	74,377	1,247,640

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  September 2, 2016